Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Nicole Sanders	John Chang
+ 1 (202) 295-4313	+ 1 (202) 295-4212
nsanders@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2017 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves a 4.8% increase of $0.02 per share to its regular quarterly dividend to $0.44 per common share to be paid on June 2, 2017 to shareholders of record on May 18, 2017

•                  Service revenue for Q1 2017 increased by 1.4% from Q4 2016 to $117.2 million and on a constant currency basis increased from Q4 2016 by 1.6%

•                  Service revenue for Q1 2017 increased by 8.2% from Q1 2016 and on a constant currency basis increased from Q1 2016 by 8.7%

•                  Operating income increased by 26.2% from Q4 2016 to $18.7 million and increased from Q1 2016 by 19.1%

•                  EBITDA, as adjusted margin increased by 130 basis points from Q4 2016 to 34.0% and increased from Q1 2016 by 110 basis points

[WASHINGTON, D.C. May 4, 2017] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $117.2 million for the three months ended March 31, 2017, an increase of 8.2% from $108.3 million for the three months ended March 31, 2016 and an increase of 1.4% from $115.6 million for the three months ended December 31, 2016.  Foreign exchange negatively impacted service revenue growth from Q4 2016 to Q1 2017 by $0.2 million and negatively impacted service revenue growth from Q1 2016 to Q1 2017 by $0.5 million.  On a constant currency basis, service revenue grew by 8.7% from Q1 2016 to Q1 2017 and grew by 1.6% from Q4 2016 to Q1 2017.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $83.6 million for the three months ended March 31, 2017; an increase of 6.2% over $78.7 million for the three months ended March 31, 2016 and an increase of 0.1% from $83.5 million for the three months ended December 31, 2016.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $33.4 million for the three months ended March 31, 2017; an increase of 13.7% over $29.4 million for the three months ended March 31, 2016 and an increase of 4.8% over $31.9 million for the three months ended December 31, 2016.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 11.0% from $43.3 million for the three months ended March 31, 2016 to $48.0 million for the three months ended March 31, 2017 and increased by 5.7% from $45.4 million for the three months ended December 31, 2016. GAAP gross margin was 41.0% for the three months ended March 31, 2017, 39.9% for the three months ended March 31, 2016 and 39.3% for the three months ended December 31, 2016.  Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $2.6 million for the three months ended March 31, 2017, $2.5 million for the three months ended December 31, 2016 and $2.0 million for the three months ended March 31, 2016.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Non-GAAP gross profit increased by 9.0% from $61.1 million for the three months ended March 31, 2016 to $66.7 million for the three months ended March 31, 2017 and increased by 1.5% from $65.7 million for the three months ended December 31, 2016. Non-GAAP gross profit margin was 56.9% for the three months ended March 31, 2017, 56.5% for the three months ended March 31, 2016 and 56.8% for the three months ended December 31, 2016.

Cash flow from operating activities decreased by 14.7% from $27.6 million for the three months ended March 31, 2016 to $23.5 million for the three months ended March 31, 2017 and decreased by 30.6% from $33.9 million for the three months ended December 31, 2016.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 12.1% from $33.7 million for the three months ended March 31, 2016 to $37.7 million for the three months ended March 31, 2017 and increased by 1.8% from $37.1 million for the three months ended December 31, 2016. EBITDA margin was 32.2% for the three months ended March 31, 2017, 31.1% for the three months ended March 31, 2016 and 32.1% for the three months ended December 31, 2016.

EBITDA, as adjusted, increased by 11.9% from $35.6 million for the three months ended March 31, 2016 to $39.9 million for the three months ended March 31, 2017 and increased by 5.6% from $37.7 million for the three months ended December 31, 2016. EBITDA, as adjusted, margin was 34.0% for the three months ended March 31, 2017, 32.9% for the three months ended March 31, 2016 and 32.7% for the three months ended December 31, 2016.

Basic and diluted net income per share was $0.09 for the three months ended March 31, 2017, $0.08 for the three months ended March 31, 2016 and $0.09 for the three months ended December 31, 2016.

Total customer connections increased by 16.1% from 55,356 as of March 31, 2016 to 64,243 as of March 31, 2017 and increased by 3.9% from 61,822 as of December 31, 2016. On-net customer connections increased by 16.0% from 47,252 as of March 31, 2016 to 54,805 as of March 31, 2017 and increased by 3.7% from 52,874 as of December 31, 2016. Off-net customer connections increased by 18.3% from 7,654 as of March 31, 2016 to 9,055 as of March 31, 2017 and increased by 5.3% from 8,598 as of December 31, 2016.

The number of on-net buildings increased by 135 on-net buildings from 2,271 on-net buildings as of March 31, 2016 to 2,406 on-net buildings as of March 31, 2017 and increased by 33 on-net buildings from 2,373 on-net buildings as of December 31, 2016.

Quarterly Dividend Increase Approved

On May 3, 2017, Cogent’s board approved a regular quarterly dividend of $0.44 per common share payable on June 2, 2017 to shareholders of record on May 18, 2017. This second quarter 2017 regular dividend represents a 4.8% increase of $0.02 per share from the first quarter 2017 regular dividend of $0.42 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 4, 2017 to discuss Cogent’s operating results for the first quarter of 2017 and to discuss Cogent’s expectations for full year 2017. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 190 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$78,705	$79,539	$81,846	$83,511	$83,586
% Change from previous Qtr.	2.9%	1.1%	2.9%	2.0%	0.1%
Off-Net revenue	$29,356	$30,149	$30,972	$31,861	$33,386
% Change from previous Qtr.	3.3%	2.7%	2.7%	2.9%	4.8%
Non-Core revenue (1)	$230	$267	$239	$224	$231
% Change from previous Qtr.	-5.3%	16.1%	-10.5%	-6.3%	3.1%
Service revenue — total	$108,291	$109,955	$113,057	$115,596	$117,203
% Change from previous Qtr.	3.0%	1.5%	2.8%	2.2%	1.4%
Constant currency total revenue quarterly growth rate — sequential quarters (4)	3.0%	0.9%	3.1%	2.9%	1.6%
Constant currency total revenue quarterly growth rate — year over year quarters (4)	12.2%	11.1%	9.7%	10.2%	8.7%
Network operations expenses (2)	$47,156	$47,727	$48,666	$49,943	$50,551
% Change from previous Qtr.	3.2%	1.2%	2.0%	2.6%	1.2%
GAAP gross profit (3)	$43,261	$43,479	$45,426	$45,434	$48,003
% Change from previous Qtr.	4.7%	0.5%	4.5%	0.0%	5.7%
GAAP gross margin (3)	39.9%	39.5%	40.2%	39.3%	41.0%
Non-GAAP gross profit (4) (6)	$61,135	$62,228	$64,391	$65,653	$66,652
% Change from previous Qtr.	2.8%	1.8%	3.5%	2.0%	1.5%
Non-GAAP gross margin (4) (6)	56.5%	56.6%	57.0%	56.8%	56.9%
Selling, general and administrative expenses (5)	$27,472	$27,278	$27,220	$28,576	$28,925
% Change from previous Qtr.	11.1%	-0.7%	-0.2%	5.0%	1.2%
Depreciation and amortization expense	$17,753	$18,604	$18,804	$20,073	$18,538
% Change from previous Qtr.	-1.4%	4.8%	1.1%	6.7%	-7.6%
Equity-based compensation expense	$2,181	$2,687	$2,991	$2,876	$2,647

% Change from previous Qtr.	-15.2%	23.2%	11.3%	-3.8%	-8.0%
Operating income	$15,675	$17,511	$16,063	$14,795	$18,666
% Change from previous Qtr.	-3.1%	11.7%	-8.3%	-7.9%	26.2%
Interest expense	$10,065	$10,243	$9,891	$10,602	$11,891
% Change from previous Qtr.	-2.1%	1.8%	-3.4%	7.2%	12.2%
Net income	$3,354	$4,224	$3,459	$3,892	$4,136
Basic net income per common share	$0.08	$0.09	$0.08	$0.09	$0.09
Diluted net income per common share	$0.08	$0.09	$0.08	$0.09	$0.09
Weighted average common shares — basic	44,402,640	44,491,899	44,574,583	44,577,826	44,649,645
% Change from previous Qtr.	0.2%	0.2%	0.2%	0.0%	0.2%
Weighted average common shares — diluted	44,571,937	44,705,037	44,776,918	44,803,782	44,917,014
% Change from previous Qtr.	0.0%	0.3%	0.2%	0.1%	0.3%
EBITDA (6)	$33,663	$34,950	$37,171	$37,077	$37,727
% Change from previous Qtr.	-3.1%	3.8%	6.4%	-0.3%	1.8%
EBITDA margin	31.1%	31.8%	32.9%	32.1%	32.2%
Gains on asset related transactions	$1,946	$4,439	$687	$667	$2,124
EBITDA, as adjusted (6)	$35,609	$39,389	$37,858	$37,744	$39,851
% Change from previous Qtr.	-3.1%	10.6%	-3.9%	-0.3%	5.6%
EBITDA, as adjusted, margin	32.9%	35.8%	33.5%	32.7%	34.0%
Fees — net neutrality	$493	$1,036	$1,315	$432	$2

Net cash provided by operating activities	$27,557	$23,698	$22,833	$33,879	$23,514
% Change from previous Qtr.	25.3%	-14.0%	-3.7%	48.4%	-30.6%
Capital expenditures	$15,034	$14,260	$8,745	$7,195	$12,249
% Change from previous Qtr.	203.0%	-5.1%	-38.7%	-17.7%	70.2%
Principal payments on capital leases	$3,369	$3,935	$2,354	$2,808	$3,854
% Change from previous Qtr.	2.9%	16.8%	-40.2%	19.3%	37.3%
Dividends paid	$16,171	$16,671	$17,169	$18,199	$18,999
Purchases of common stock	$—	$—	$1,666	$2,826	$—
Gross Leverage Ratio	4.39	3.94	3.89	4.73	4.64
Net Leverage Ratio	2.97	2.88	2.90	2.90	2.94
Customer Connections — end of period
On-Net	47,252	49,243	51,079	52,874	54,805
% Change from previous Qtr.	3.9%	4.2%	3.7%	3.5%	3.7%
Off-Net	7,654	7,971	8,259	8,598	9,055
% Change from previous Qtr.	5.2%	4.1%	3.6%	4.1%	5.3%
Non-Core (1)	450	349	386	350	383
% Change from previous Qtr.	12.5%	-22.4%	10.6%	-9.3%	9.4%
Total customer connections	55,356	57,563	59,724	61,822	64,243
% Change from previous Qtr.	4.1%	4.0%	3.8%	3.5%	3.9%
On-Net Buildings — end of period
Multi-Tenant office buildings	1,545	1,560	1,577	1,592	1,601
Carrier neutral data center buildings	675	686	706	729	752
Cogent data centers	51	51	51	52	53
Total on-net buildings	2,271	2,297	2,334	2,373	2,406
Square feet — multi-tenant office buildings — on-net	834,341,216	840,042,330	847,266,071	858,958,167	864,432,176
Network — end of period
Intercity route miles	56,183	56,183	56,684	57,213	57,213
Metro fiber miles	28,316	28,874	29,326	29,536	30,190

Connected networks — AS’s	5,617	5,700	5,834	5,927	5,949
Headcount — end of period
Sales force — quota bearing	398	397	394	422	432
Sales force - total	517	519	516	542	554
Total employees	855	854	858	887	900
Sales rep productivity — units per full time equivalent sales rep (“FTE”) per month	6.3	5.9	5.7	6.1	6.1
FTE — sales reps	373	373	377	384	416

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Network operations expense excludes equity-based compensation expense of $121, $145, $161, $146 and $111 in the three month periods ended March 31, 2016 through March 31, 2017, respectively.  Network operations expense includes excise taxes, including Universal Service Fund fees of $2,003, $2,156, $2,362, $2,549 and $2,604 in the three month periods ended March 31, 2016 through March 31, 2017, respectively.

(3)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that Non-GAAP gross profit and Non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)         Excludes equity-based compensation expense of $2,060, $2,542, $2,830, $2,730 and $2,536 in the three month periods ended March 31, 2016 through March 31, 2017, respectively.

(6)         See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers.  EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017
($ in 000’s) — unaudited
Net cash flows provided by operating activities	$27,557	$23,698	$22,833	$33,879	$107,967	$23,514
Changes in operating assets and liabilities	(3,681)	1,755	4,737	(6,781)	(3,968)	3,192
Cash interest expense and income tax expense	9,787	9,497	9,601	9,979	38,861	11,021
EBITDA	$33,663	$34,950	$37,171	$37,077	$142,860	$37,727
PLUS: Gains on asset related transactions	1,946	4,439	687	667	7,739	2,124
EBITDA, as adjusted	$35,609	$39,389	$37,858	$37,744	$150,599	$39,851
EBITDA margin	31.1%	31.8%	32.9%	32.1%	32.0%	32.2%
EBITDA, as adjusted, margin	32.9%	35.8%	33.5%	32.7%	33.7%	34.0%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes — sequential periods

($ in 000’s) — unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017
Service revenue, as reported — current period	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203
Impact of foreign currencies on service revenue	(10)	(709)	273	749	892	195
Service revenue - as adjusted for currency impact (1)	$108,281	$109,246	$113,330	$116,345	$447,792	$117,398
Service revenue, as reported — prior sequential period	$105,177	$108,291	$109,955	$113,057	$404,234	$115,596
Constant currency increase	$3,104	$955	$3,375	$3,288	$43,558	$1,802
Constant currency percent increase	3.0%	0.9%	3.1%	2.9%	10.8%	1.6%

(1)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes — prior year periods

($ in 000’s) — unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017
Service revenue, as reported — current period	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203
Impact of foreign currencies on service revenue	855	(168)	(68)	276	892	503
Service revenue - as adjusted for currency impact (2)	$109,146	$109,787	$112,989	$115,872	$447,792	$117,706
Service revenue, as reported — prior year period	$97,242	$98,799	$103,017	$105,177	$404,234	$108,291
Constant currency increase	$11,904	$10,988	$9,972	$10,695	$43,558	$9,415
Percent increase	12.2%	11.1%	9.7%	10.2%	10.8%	8.7%

(2)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017
($ in 000’s) — unaudited
Service revenue total	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	65,030	66,476	67,631	70,162	269,299	69,200
GAAP Gross Profit (1)	$43,261	$43,479	$45,426	$45,434	$177,601	$48,003
Plus — Equity-based compensation — network operations expense	121	145	161	146	573	111
Plus — Depreciation and amortization expense	17,753	18,604	18,804	20,073	75,234	18,538
Non-GAAP Gross Profit (2)	$61,135	$62,228	$64,391	$65,653	$253,408	$66,652
GAAP Gross Margin (1)	39.9%	39.5%	40.2%	39.3%	39.7%	41.0%
Non-GAAP Gross Margin (2)	56.5%	56.6%	57.0%	56.8%	56.7%	56.9%

(1)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted.  Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted.  Cogent’s gross leverage ratio was 4.73 at December 31, 2016 and 4.64 at March 31, 2017 and Cogent’s net leverage ratio was 2.90 at December 31, 2016 and 2.94 at March 31, 2017 and as shown below.

($ in 000’s) — unaudited	As of December 31, 2016	As of March 31, 2017
Cash and cash equivalents	$274,319	$263,196
Debt
Capital leases — current portion	6,626	7,215
Capital leases — long term	135,335	137,917
Senior unsecured notes	189,225	189,225
Senior secured notes	375,000	375,000
Note payable	5,521	8,611
Total debt	711,707	717,968
Total net debt	437,388	454,772
Trailing 12 months EBITDA, as adjusted	150,599	154,842
Gross leverage ratio	4.73	4.64
Net leverage ratio	2.90	2.94

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2017 AND DECEMBER 31, 2016

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$263,196	$274,319
Accounts receivable, net of allowance for doubtful accounts of $1,543 and $1,734, respectively	33,698	33,598
Prepaid expenses and other current assets	20,944	19,706
Total current assets	317,838	327,623
Property and equipment, net	368,938	361,641
Deferred tax assets - noncurrent	38,914	42,241
Deposits and other assets - $663 and $128 restricted, respectively	6,985	6,387
Total assets	$732,675	$737,892

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,286	$11,551
Accrued and other current liabilities	45,146	47,149
Installment payment agreement, current portion, net of discount of $306 and $204, respectively	4,602	2,587
Current maturities, capital lease obligations	7,215	6,626
Total current liabilities	69,249	67,913
Senior secured 2022 notes, net of unamortized debt costs of $2,162 and $2,257, respectively and including premium of $441 and $462, respectively	373,279	373,205
Senior unsecured 2021 notes, net of unamortized debt costs of $2,445 and $2,575, respectively	186,780	186,650
Capital lease obligations, net of current maturities	137,917	135,335
Other long term liabilities	29,062	28,043
Total liabilities	796,287	791,146
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 45,498,751 and 45,478,787 shares issued and outstanding, respectively	45	45
Additional paid-in capital	445,976	442,799
Accumulated other comprehensive income — foreign currency translation	(15,865)	(17,193)
Accumulated deficit	(493,768)	(478,905)
Total stockholders’ deficit	(63,612)	(53,254)
Total liabilities and stockholders’ deficit	$732,675	$737,892

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND MARCH 31, 2016

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
	(Unaudited)	(Unaudited)
Service revenue	$117,203	$108,291
Operating expenses:
Network operations (including $111 and $121 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	50,662	47,277
Selling, general, and administrative (including $2,536 and $2,060 of equity-based compensation expense, respectively)	31,461	29,532
Depreciation and amortization	18,538	17,753
Total operating expenses	100,661	94,562
Gains on equipment transactions	2,124	1,946
Operating income	18,666	15,675
Interest income and other, net	854	133
Interest expense	(11,891)	(10,065)
Income before income taxes	7,629	5,743
Income tax provision	(3,493)	(2,389)
Net income	$4,136	$3,354

Comprehensive income:
Net income	$4,136	$3,354
Foreign currency translation adjustment	1,328	4,074
Comprehensive income	$5,464	$7,428

Net income per common share:
Basic and diluted net income per common share	$0.09	$0.08

Dividends declared per common share	$0.42	$0.36

Weighted-average common shares - basic	44,649,645	44,402,640

Weighted-average common shares - diluted	44,917,014	44,571,937

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND MARCH 31, 2016

(IN THOUSANDS)

	Three months Ended March 31, 2017	Three months Ended March 31, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$4,136	$3,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,538	17,753
Amortization of debt discount and premium	280	216
Equity-based compensation expense (net of amounts capitalized)	2,647	2,181
Gains — equipment transactions and other, net	(2,172)	(2,186)
Deferred income taxes	3,229	2,323
Changes in operating assets and liabilities:
Accounts receivable	43	(387)
Prepaid expenses and other current assets	(1,067)	(2,217)
Accounts payable, accrued liabilities and other long-term liabilities	(1,660)	8,379
Deposits and other assets	(460)	(1,859)
Net cash provided by operating activities	23,514	27,557
Cash flows from investing activities:
Purchases of property and equipment	(12,249)	(15,034)
Net cash used in investing activities	(12,249)	(15,034)
Cash flows from financing activities:
Dividends paid	(18,999)	(16,171)
Proceeds from exercises of stock options	300	206
Principal payments on installment payment agreement	(218)	(2,184)
Principal payments of capital lease obligations	(3,854)	(3,369)
Net cash used in financing activities	(22,771)	(21,518)
Effect of exchange rates changes on cash	383	1,454
Net decrease in cash and cash equivalents	(11,123)	(7,541)
Cash and cash equivalents, beginning of period	274,319	203,591
Cash and cash equivalents, end of period	$263,196	$196,050

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-Q  for the quarter ended March 31, 2017 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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